Exhibit 10.49

                    REAL ESTATE PURCHASE AND SALE AGREEMENT


This REAL ESTATE PURCHASE AND SALE AGREEMENT is entered into by and between Roy Street Associates, a Washington general partnership, as "Seller", and JOSEF F. STANZL, an unmarried Washington resident, as "Purchaser". Seller and Purchaser agree as follows:

     1.   Definitions.  For purposes of this Agreement:

          "Agreement" means this Agreement, including all Exhibits and Schedules hereto;

          "Closing" means the completion of the transactions contemplated by this Agreement in accordance with the provisions of this Agreement;

          "Closing Date" means that date of which Seller is notified by Purchaser three (3) business days prior thereto, but in all circumstances no later than December 20, 1996;

          "Deed" means that certain Statutory Warranty Deed conveying title to the Real Property subject to the Permitted Exceptions.

          "Due Diligence Contingency" means Purchaser's approval, in Purchaser's sole discretion, of (1) the condition of the Property, (2) the results of Purchaser's investigation and analysis of soils and engineering reports, Hazardous Materials environmental assessment, governmental regulations, economic and marketing factors, and that (3) the Property Information and Purchaser's inspection of the Property are acceptable to Purchaser.

          "Due Diligence Period" means that period expiring October 21, 1996.

          "Earnest Money" means the amount of $200,000 to be deposited by Purchaser in accordance with the provisions of Section 4.

          "Effective Date" means October 3, 1996 and is the date of this Agreement;

          "Escrow" means that certain escrow established with Title Company, No. 38819 JF;

          "Hazardous Materials" means and includes asbestos or any substance containing asbestos, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances under any Hazardous Material Law. "Hazardous Material Laws" collectively means and includes any present and future local, state and federal law relating to the environment and environmental conditions, including without limitation the Resource Conservation and Recovery Act of 1976 ("RCRA"),.42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA") , 42 U.S.C. Section 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S. C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq., the Clean-Air Act, 42 U.S.C. Section 741 et seq., the Clean Water Act, 33 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601-2629, the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, the Hazardous Waste Management Statute, RCW Chapter 70.95, the Hazardous Waste Fee Statute, RCW Chapter 70.105A, any "mini-superfund" or other statutes enacted by the Washington Legislature, including without limitation, RCW Chapter 70.105B, and all the regulations, orders and decrees. now or hereafter promulgated thereunder.

          "Improvements" means all improvements any portion of which is located on the Land;

          "Land" means the land described in Exhibit A hereto;

          "Leases" means those certain leases, rental and occupancy agreements of the Improvements specified on Exhibit B attached hereto and incorporated herein by this reference, adjusted from time to time during the term of this Agreement to reflect the deletion of terminated Lease and inclusion of new Leases.

          "Permitted Exceptions" means the exceptions to title attached hereto as Exhibit C and incorporated herein by this reference;

          "Personal Property" means all that personal property owned by Seller in connection with the use, occupancy and operation of the Improvements and identified on Exhibit D attached hereto and incorporated herein by this reference.;

          "Property" means the Real Property and the Personal Property;

          "Property Information" means the information in Seller's Possession regarding the Property as described on Exhibit E, attached hereto and incorporated herein by this reference.

          "Purchase Price" has the meaning assigned thereto in Section 3.1 hereof;

          "Real Property" means the Land and all Improvements, and Seller's interest in any easements, covenants and other rights appurtenant to the Land;

          "Seller's Possession" means in the possession of Seller, or any of Seller's partners or the partners of Seller's partners, Seller's architects, engineers, consultants or agents.

          "Service Contracts and Operating Agreements" means those certain service contracts, operating agreements, maintenance agreements and property management agreements set forth in Exhibit F attached hereto adjusted from time to time during the term of this Agreement to reflect current such agreements.

          "Title Company" means First American Title Insurance Company in Seattle, Washington;

          "Title Commitment" means that certain preliminary commitment for issuance of the Title Policy given by Title Company, Order No. 331074-5 dated September 23, 1996;

          "Title Policy" means that certain ALTA extended owner's coverage policy of title insurance covering the Real Property and; and

     2. Purchase and Sale. Purchaser shall purchase and Seller shall sell the Property under the terms and subject to the conditions set forth in this Agreement.

     3.   Purchase Price; Payment Terms.

          3.1 Purchase Price. Purchaser shall pay Seller NINE MILLION NINE HUNDRED FORTY SEVEN THOUSAND Dollars ($9,947, 000) (the "Purchase Price") for the Property at Closing.

          3.2 Payment Terms. The Purchase Price shall be paid all in cash at Closing, in cash, via cashier's check, wire transfer, or other immediately available funds.
     4.   Earnest Money.

          4.1 Deposit of Earnest Money. The Earnest Money shall be deposited in cash, via wire transfer in immediately available funds, to Escrow, on or before noon Seattle time, five (5) days after the Effective Date. Upon Purchaser's determination of satisfaction with the Due Diligence Contingency, the Earnest Money (and interest accrued thereon) shall be non-refundable to Purchaser, except in the event of Seller's breach of its obligations hereunder.


          4.2 Interest Bearing; Applicable to Purchase Price. The Earnest Money shall be held by Title Company in Escrow an interest-bearing account for the benefit of the party entitled to receive the Earnest Money. In the event of Closing, Purchaser shall receive a credit against the Purchase Price for the amount of the Earnest Money plus accrued interest thereon.

     5.   Due Diligence Contingency.    5.1  Determination of Due Diligence
Contingency. Purchaser's obligation to purchase the Property is contingent upon Purchaser's determination, in Purchaser's sole and absolute discretion, that the Due Diligence Contingency is approved, waived, removed or satisfied, on or before expiration of the Due Diligence Period. Purchaser may, in Purchaser's sole and absolute discretion, terminate this Agreement at any time by written notice to Seller if Purchaser determines that the Due Diligence Contingency will not be satisfied by the expiration of the Due Diligence Period; whereupon in the event of such termination, the Earnest Money and all interest accrued thereon shall be returned to Purchaser. The Due Diligence Contingency shall be deemed not to be satisfied unless Purchaser, by the expiration of the Due Diligence Period, notifies Seller that the Due Diligence Contingency has been satisfied. If the Due Diligence Contingency is deemed not satisfied, this Agreement shall automatically terminate and the Earnest Money, and all interest accrued thereon, shall be promptly returned to Purchaser.5.2 Seller to Provide Property Information. Within five (5) business days after the Effective Date, Seller, at its sole cost and expense, shall provide or make available to Purchaser the Property Information. During the Due Diligence Periods, Seller agrees to cooperate with Purchaser and deliver to Purchaser all such other documents and reports reasonably requested by Purchaser, to the extent such Property Information is in Seller's Possession. Such Property Information is provided to Purchaser as a courtesy, without warranty or guarantee of completeness or accuracy, for purposes of Purchaser's Due Diligence Contingency determination and use in investigating the Property.
5.3 Access. During the term of this Agreement, Seller shall provide Purchaser and its agents with reasonable access to the Property at reasonable times and upon reasonable notice. Purchaser shall be entitled to conduct such engineering and economic feasibility studies relating to the Real Property, including, without limitation, a Phase I Environmental Assessment, structural analysis, life safety, energy audit, mechanical and electrical inspection, ADA compliance review, space planning and zoning/land-use/permitting review. 5.3 Purchaser Indemnity. Purchaser shall indemnify and hold Seller harmless from any and all expense, liens or claims (including attorneys' fees) arising from third party claims occurring as a result of Purchaser's entry in and upon the Building for purposes of determining the Due Diligence Contingency.
Purchaser's indemnity in this Section 5.3 shall survive termination of this
Agreement, or Closing hereunder.   5.4  Delivery to Seller Upon Termination.
Upon termination of this Agreement without Closing, Purchaser shall deliver to Purchaser copies of the results of such studies or reports as conducted by Purchaser under this Section 5.

     6.   Closing; Escrow Requirements.

          6.1 Time and Place. The Closing of the purchase and sale of the Property shall occur on the Closing Date. Closing shall take place through Escrow at the offices of the Title Company.

          6.2 Escrow. On or before December 5, 1996 (unless Closing has earlier occurred), each of the parties shall execute and deliver to Escrow such documents, instruments, opinions and agreements as may be required in order to complete the transaction contemplated hereunder pursuant to the terms hereof, including, but not limited to, the following:

               6.2.1     Deed.  Seller shall execute and deliver the Deed.

               6.2.2 FIRPTA. Seller shall execute and deliver to Purchaser at Closing a non-foreign affidavit as required by the Foreign Investment and Real Property Tax Act, IRS Section 1445 (b) (2), as amended.

               6.2.3 Assignment of Leases. Seller and Purchaser shall execute duplicate originals of the Assignment and Assumption of Leases in the form attached hereto as Exhibit H, (with the Leases identified therein being brought current to those Leases in existence as of the Closing Date) and one original of each shall be delivered to Seller and Purchaser.

               6.2.4 Assignment Service Contracts and Operating Agreements. Seller and Purchaser shall execute duplicate originals of the Assignment of Service Contracts and Operating Agreements in the form attached hereto as
Exhibit I (with the Service Contracts and Operating Agreements identified therein being brought current to those Service Contracts and Operating Agreements in existence as of the Closing Date),and one original of each shall be delivered to Seller and Purchaser.

               6.2.5 Assignment of Warranties. Seller and Purchaser shall execute duplicate originals of the Assignment of Warranties in the form attached hereto as Exhibit J, to the extent any warranties with respect to the Property shall be in effect as of the Closing Date; and one original of each shall be delivered to the other.

               6.2.6 Bill of Sale. Seller shall execute and deliver to Purchaser at Closing, a Bill of Sale in the form attached hereto as Exhibit K, conveying title to the Personal Property, free and clear of any encumbrances or claims.

          6.3 At Closing. At Closing, each party shall take such actions as are required and execute and deliver such documents as are required to effect the Closing, including but not limited to, the following:

               6.3.1 Purchase Price. Purchaser shall deliver the Purchase Price to Escrow, less the Earnest Money and all interest accrued thereon, which shall be applied as a credit against the Purchase Price;

               6.3.2 Title Policy. As soon after Closing as Title Company deems reasonably practical, the Title Policy shall be delivered to Purchaser, with a copy to Seller.

          6.4 Closing Costs. Seller shall be responsible for the cost of the Title Policy to the extent of the premium for standard owner's coverage; real estate excise taxes; and one-half (1/2) the Escrow fee and sales tax thereon. Purchaser shall be responsible for the cost of the Title Policy to the extent in excess of the premium for standard owner's coverage together with all endorsements to the Title Policy requested by Purchaser and any required surveys, the cost of recording the Deed, one-half (1/2) the Escrow fee and sale tax thereon; and retail sales or use taxes on the Personal Property. Each party shall bear its own fees and expenses of counsel in connection with the negotiation and execution of this Agreement and the Closing of the purchase of the Property.

          6.5 Proration of Income and Expenses. The following items shall be adjusted or prorated between Seller and Purchaser at Closing, as of the Closing
Date:

               6.5.1 Taxes. Real and personal property taxes for the Land and Improvements shall be prorated.

               6.5.2 Assessments. All unpaid assessments shall be prorated.

               6.5.3 Proration of Rents; Security Deposits; Service Contracts and Operating Agreements. Rents and any other income from the operation of the Property during the month of Closing and actually collected on or prior to the Closing Date shall be prorated to the Closing Date. After the Closing, if any such rents and other income are actually received by Purchaser, all such amount shall first be applied by Purchaser to currently due rents, then to past due rents in the order such amounts became due. Purchaser shall promptly deliver any such amounts owed to Seller after receipt. Purchaser shall exert its best efforts to collect any such past due rent amounts owed to Seller, or other income not apportioned at the Closing which is for the benefit of Seller, and Purchaser shall be required to turn over to Seller its share of the same, if, as and when received by Purchaser. At and upon Closing, security deposits and advance rentals shall be credited to Purchaser. Charges or prepaid fees due on Service Contracts and Operating Agreements shall be prorated as of the Closing Date.

               6.5.4 Utilities. Seller shall pay all utility charges, insurance premiums and other operating expenses attributable to the Improvements to the Closing Date. Purchaser shall be responsible for all such utility charges, insurance premiums and other operating expenses on and after the Closing Date.
               6.5.5 Post-Closing Adjustments. To the extent items are prorated or adjusted at the Closing on the basis of estimates or are not prorated or adjusted at the Closing pending actual receipt of information upon which such prorations or adjustments are to be based, Purchaser and Seller will, upon a proper accounting, pay to the other such amounts as may be necessary such that Seller will pay all expenses of the Property prior to the Closing Date and Purchaser will pay all expenses of the Property after the Closing Date to the extent required by Section 6.4. If Purchaser receives a bill or invoice which relates to periods prior to the Closing, Purchaser will refer such bill to Seller and Seller agrees to pay, promptly upon receipt, such a portion of the bill or invoice as relates to the period prior to the Closing Date for which it is responsible. If Seller does not pay such bill in a timely manner, Purchaser may, at its option, pay such bill or invoice and Seller shall become liable to Purchaser for the full amount of such payment.

          6.6 Allocation of Purchase Price at Closing. Purchaser and Seller agree that the Purchase Price shall be allocated between Real Property and Personal Property as follows: Real Property shall constitute $9,786,639.69 of the Purchase Price and Personal Property shall constitute $160,360.31 of the Purchase Price.

          6.7 Possession. Full possession of the Property, subject to the rights of existing tenants, shall be delivered to Purchaser by Seller at Closing.

          6.8 Condition of Title at Closing. On the Closing, title to the Property shall be good and marketable title in fee simple, free and clear of all liens and encumbrances, easements, restrictions, conditions, covenants, rights, rights-of-way and other matters, subject only to the Permitted Exceptions.

     7. Acceptance of As Is Condition. seller and purchaser agree the property shall be sold and that purchaser shall accept possession of the property on the closing date "as is, where is, with all faults" and that such sale shall be without representation or warranty of any kind, express or implied, including without limitation, warranty of income, potential, operating expenses, uses, merchantability or fitness for a particular purpose, and seller disclaims and renounces any such representation or warranty. Purchaser is not relying on any representation or warranties of any kind whatsoever, express or implied, from seller or agents or brokers, as to any matter concerning or related to the property, including without limitation (1) the condition or safety of the property or any improvements, including, but not limited to, plumbing, sewer, heating and electrical systems, roofing, air conditioning, if any foundations, soils and geology including hazardous materials, lot size, condominiumization, or suitability of the property or improvements for a particular purpose; (2) whether the appliances plumbing or utilities are in working order, (3) the habitability or suitability for occupancy of any structure and the quality of its construction; (4) the fitness of any personal property; (5) whether the improvements are structurally sound, in good condition, or in compliance with applicable city, county, state or federal statues, codes or ordinance; or (6) matters relating to the leases or the tenants. Purchaser further acknowledges and agrees, on his own behalf and for his successors and assigns, that he is being and has been afforded a reasonable opportunity to inspect and investigate the property, improvements and all aspects relating thereto, that he is relying solely upon his own inspection of the property, review of the leases and investigations concerning the tenants and not upon any representations made to him by seller, its partners, officers, directors, contractors, managers or employees nor any person whomsoever. the provisions of this Section 7 shall survive closing and shall not be merged therein.

     8.   Damage, Destruction or Condemnation.    In the event of a
condemnation action or casualty damaging the Property before the Closing Date which constitutes substantial damage to the Property, Purchaser shall have the option to terminate this Agreement by giving Seller written notice of termination within 10 days after Purchaser is notified of the condemnation action or casualty. As used herein, "substantial damage" shall mean damage resulting in costs in excess of $500,000 to restore or repair as determined by a licensed general contractor acceptable to Seller. If written notice of termination, signed by Purchaser, is given to Seller within the 10 day period, this Agreement shall terminate, the Purchaser and Seller shall be relieved of any further obligations and responsibilities under this Agreement; and the Earnest Money and all interest accrued thereon shall be returned to Purchaser. If written notice of termination, signed by Purchaser, is not received by the Seller within the 10 day period, (1) in the event of a condemnation action, Seller shall transfer the Property, together with any rights of Seller in any condemnation award or any action against the condemning authority, less any portion of the Property taken by condemnation, and the Purchase Price shall not be reduced, and (2) in the event of a casualty damaging the Property, Purchaser shall accept the Property as-is and the Purchase Price shall not be reduced, provided that, upon completion of the repair and restoration of the Property by Purchaser, if Seller receives any insurance proceeds for such damage from any unrelated third party, Seller shall pay such proceeds to Purchaser to the extent of the costs incurred by Purchaser in connection with such repair and restoration. Purchaser agrees that Seller shall have the exclusive right to proceed against Seller's insurer in connection with recovery of such proceeds and shall exert its diligent efforts to do so if subparagarph (2) herein in applicable. In the event of a condemnation action or casualty damaging the Property before the Closing Date, Seller shall either repair the damage on or before the Closing Date; or if such repair and restoration cannot be achieved by the Closing Date, then Seller's obligation hereunder shall survive the Closing Date and shall be completed as soon as reasonably possible thereafter. Risk of loss to the Property from fire or other casualty shall be borne by Seller until Closing.9. Commission. At and in the event of Closing of the transaction contemplated by this Agreement, Purchaser has an agreement with Dwight Turinski at Apartment Sales Corporation for payment of a commission in the amount of $152,250 (the "Turinski Commission"); and Seller has an agreement with Pinnacle Management for payment of a commission in the amount of $50,750 (the "Pinnacle Commission"). Purchaser and Seller agree that at and in the event of Closing, the Turinski and Pinnacle Commissions shall be paid by Purchaser and Seller shall have no responsibility or liability for payment of the Turinski and Pinnacle Commissions. In addition, at and in the event of Closing of the transaction contemplated by this Agreement, Seller has agreed to pay a commission in the amount of 1% of the Purchase Price to The Quadrant Corporation, and a commission in the amount of 1% of the Purchase Price to Wellsford Holly Residential Properties, Inc., which commissions to The Quadrant Corporation and Wellsford Holly Residential Properties, Inc. shall be paid by Seller. Each of Seller and Purchaser represents and warrants to the other that, other than the Turinski and Pinnacle Commissions, neither has agreed to, entered into, authorized or taken any other action to create an obligation to pay any other finder's fee, commission or other similar compensation in connection with this Agreement, and agrees to indemnify the other party and hold the other party harmless from and against any and all loss, cost, liability, damage or expense (including attorneys' fees) whatsoever that may arise from the untruth of such representation and warranty. Purchaser agrees to hold Seller harmless from and against any and all loss, cost, liability, damage or expense (including attorneys' fees) with respect to payment of the Turinski and Pinnacle Commissions.

     10. Notices. All notices consents, approvals and other communications provided for herein or given in connection herewith shall be validly given, made, delivered or served if in writing and delivered personally or sent by registered, certified mail, or receipted overnight service, postage prepaid, or by facsimile to:

PURCHASER AT:  JOSEF F. STANZL
          7312 57th N.E.
          Seattle, WA
          Fax:  (206) 328-3556

SELLER AT:     ROY STREET ASSOCIATES

          c/o The Quadrant Corporation
          11100 N.E. 8th Street, Suite 500
          P.O. Box 130
          Bellevue, WA   98009
          Fax:  (206) 646-8300
          Attn:  Mr. Wayne Ullman

or to such other addresses as either party hereto may from time to time designate in writing and deliver in a like manner. Notices, consents, approvals and communications given by mail shall be deemed delivered upon receipt. Notices, consents, approvals and communications given by facsimile shall be deemed delivered upon the receipt by sender of a confirmed received statement as printed by the sender's facsimile machine. Originals of the facsimile transmittals shall, on the same day as the facsimile transmittal was sent, be mailed or personally delivered to the recipient of the facsimile
transmittal. 11.    Default.  If the Earnest Money or any other payment due
under this Agreement is not paid, honored, or tendered when due, or if any other obligation under this Agreement is not performed or waived as provided in this Agreement, there shall be the following remedies:

          11.1 Seller's Default. If Seller fails to perform any of the material covenants or agreements contained herein which are to be performed by Seller, Purchaser may, at its option and as its exclusive remedy, either (i) terminate this Agreement by giving notice of termination to Seller whereupon the Title Company shall return the Earnest Money (and interest accrued thereon) to Purchaser and both Purchaser and Seller shall be relieved of any further obligations or liabilities hereunder; or (ii) Purchaser may seek specific performance of this Agreement.

          11.2 Purchaser's Default. If Purchaser fails to perform any of the material covenants or agreements contained herein which are to be performed by Purchaser; Seller, may, as its exclusive remedy, terminate this Agreement by giving notice of termination to Purchaser whereupon the Title Company shall pay the Earnest Money, together with all interest thereon, to Seller as liquidated damages and both Purchaser and Seller shall be relieved of any further obligations or liabilities hereunder.

          11.3 Attorneys' Fees. In the event either party hereto finds it necessary to bring any action at law or other proceeding against the other party to enforce any of the terms, covenants or conditions hereof or any instrument executed in pursuance of this Agreement, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding, including, without limitation, any appeal or supplemental collection proceedings thereupon shall be paid all costs and reasonable attorneys' fees incurred by the other party; and in the event any judgment is secured by such prevailing party, all such costs and attorneys' fees shall be included in any such judgment, attorneys' fees to be set by the court and not by the jury, and attorneys' fees to be in addition to any liquidated damage remedy set forth in Sections 11.3 above.

          11.4 Waiver. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

     12. Deferred Exchange; Purchaser's Right To Terminate. Purchaser may, at its option, structure its acquisition of the Property as a part of a 1031 tax-deferred exchange involving this Property exchanged for other real property. Seller shall cooperate with Purchaser to effect such tax-deferred exchange, which cooperation shall include Seller's execution of required documentation in connection therewith; provided, however, that: (1) Seller shall incur no additional cost or expense other than those costs or expenses Seller would incur under this Agreement, (2) Seller shall not take or hold title to any real property, and (3) the Closing Date shall not be extended or delayed as a result of structuring this transaction as part of a 1031 tax deferred exchange. Notwithstanding the foregoing, if, after expiration of the Due Diligence Period, Purchaser is unable to structure its acquisition of the Property as a part of a 1031 tax deferred exchange, or if, notwithstanding Purchaser's diligent efforts, Purchaser is unable to obtain financing for the portion of the Purchase Price which is not payable pursuant to such 1031 exchange, then Purchaser shall be entitled to terminate this Agreement by written notice to Seller; whereupon the Earnest Money and all interest accrued thereon shall be disbursed from Escrow by Title Company to Seller.

     13. Disclosure of Litigation and Representation of Seller. Seller hereby advises Purchaser that as of the Effective Date, that certain King County Superior Court Cause No. 95-2-11832-1, Harold C. Holmberg v. Roy Street Associates, et.al, is pending against Seller and affects the Property and that Seller is also aware of the potential claim or complaint of Delores Kaczor. Except for the foregoing, there are no investigations, actions, suits, proceedings or claims pending or threatened against or affecting Seller, or, to the best of Seller's actual knowledge, the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

     14.  General

          14.1 Time. Time is of the essence in the performance of the respective obligations of the parties contained in this Agreement.

          14.2 Successors and Assigns. Except as herein otherwise provided, this Agreement and all of the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

          14.3 Entire Agreement; Amendment Only By Writing. This Agreement, together with the Exhibits hereto, represents the entire agreement between the parties covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties, except as may otherwise be provided herein. No change or addition is to be made to this Agreement except by a written agreement executed by the parties.

          14.4 Jurisdiction. This Agreement and the rights of the parties hereto shall be governed and construed in accordance with the laws of the State of Washington.

          14.5 Assignment. Neither party may assign its interest in this Agreement, including its rights and obligations hereunder without first obtaining the prior written approval of the other. Notwithstanding the foregoing, upon any such assignment occurring, neither Purchaser nor Seller shall be relieved or released from its obligations hereunder.

          14.6 Headings. The descriptive headings of the Articles of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          14.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.8 Construction. The parties acknowledged that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or Exhibits hereto.

          14.9 Continued Marketing. Purchaser understands, acknowledges and agrees that until Purchaser's waiver and determination of his satisfaction with the Due Diligence Contingency on or prior to expiration of the Due Diligence Period, Seller shall be free to continue to market the Property for sale and to negotiate, accept and enter into any contracts and agreement for sale of the Property, which contracts and agreements shall be subject to this Agreement, unless or in the event of the termination of this Agreement as set forth herein.

          14.10 REIT. No partner of Seller nor any officer, director or shareholder thereof shall be bound by or have any personal liability hereunder or under any document, agreement, understanding or arrangement relating to this transaction. The parties to this Agreement shall look solely to the assets of Seller for satisfaction of any liability of Seller in regard to this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners of Seller or their officers, directors or shareholders or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any and all future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Property or this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

ROY STREET ASSOCIATES,
Washington general partnership

By WELLSFORD HOLLY RESIDENTIAL PROPERTIES, INC., a Maryland corporation, Its General Partner

By:/s/ Edward Lowenthal
   ----------------------
     Edward Lowenthal
Its: President

By THE QUADRANT CORPORATION,
a Washington corporation, Its General Partner

By:/s/ Wayne Ullman
   --------------------
      Wayne Ullman
Its:  Senior Vice President

PURCHASER:


/s/ Dwight Turinski
-------------------
JOSEF F. STANZL
By Dwight Turinski as his Attorney-in-Fact
Pursuant to that Special Power of Attorney
dated September 23, 1996

EXHIBITS

A    Legal Description of Land
B    Leases
C    Permitted Exceptions
D    Personal Property
E    Property Information
F    Service Contracts and Operating Agreements
G    [INTENTIONALLY OMITTED]
H    Assignment of Leases
I    Assignment of Service Contracts
J    Assignment of Warranties
K    Bill of Sale

                                   EXHIBIT A


All units of 200 Roy Street Condominium, a Condominium, according to Declaration thereof recorded under King County Recording No. 9309081423; Said units are located on Survey Map and Plans filed in Volume 115 of Condominium Plats, at Pages 75 thorough 82, in King County, Washington;

Appurtenances to said units include an undivided 100% interest in the Common Elements;

Situate in the County of King, State of Washington.

                                   EXHIBIT B
                                    LEASES
                                   EXHIBIT C

                             PERMITTED EXCEPTIONS

     1.   Easement under Recording No. 3514239.

     2. Commercial Easement and Right of Entry Agreement by and between Roy Street Associates and Viacom Cablevision, Recording No. 9104030635.

     3. Terms, Covenants, Conditions, and/or Provisions contained in an Underground Tie-Backs Easement, Recording No. 9204081382.

     4.   Public Place Indemnity Agreement, Recording No. 9204282374.

     5.   Memorandum of Drainage Control Plan, Recording No. 9207291678.

     6.   Grade Release, Recording No. 9211241392.

     7. Terms, provisions, requirements and limitations contained in the Washington Condominium Act, Chapters 43 and 428, Laws of 1989 (R.C.W. 64.34) and as it may hereafter be amended.

     8. Terms, Provisions, Covenants, Conditions, Definitions, Options, Obligations and Restrictions contained in Condominium Declaration and as may be contained in the Bylaws adopted pursuant to said Declaration, Recording No. 9309081423.

     9. Any assessment now or hereafter levied under the Provisions of the Condominium Declaration of 200 Roy Street Condominium, or any Amendment Thereto, or under the Bylaws adopted pursuant to said Declaration, to the extent provided for by R.C.W. 64.34.

     10. Commercial Leasehold interests held by Ace International, McMenamin's Brew Pub, Inc., The Virtual Commons L.L.C.[COMPLETE WITH REMAINING TENANTS.]

     11. Financing Statement given by McMenamin's Brew Pub, Inc. to secure United States National Bank of Oregon, Recording No. 9503160784.

                                   EXHIBIT D
                               PERSONAL PROPERTY
                                   EXHIBIT E
                             PROPERTY INFORMATION

1.   The Leases as of the Effective Date as defined on Exhibit B.

2.   ALTA Survey of the Property dated 8/27/93 by C&C Surveying, Inc.

3. Service Contracts and Operating Agreement as of the Effective Date as defined in Exhibit F.

4.   1996 Operating Statements.

                                   EXHIBIT F
                  SERVICE CONTRACTS AND OPERATING AGREEMENTS

1. Merit Mechanical - Preventative Maintenance Agreement for the Common Area Ventilation.

2.   The Pure Water Corporation.

3.   Pagenet - Paging Network of Seattle.

4.   ABS Communications, Inc.

5.   The Safety Team, Inc.

6.   Serco Landscape Maintenance.

7.   Sound Elevator.

                                   EXHIBIT H
                             ASSIGNMENT OF LEASES
                                   EXHIBIT I
                        ASSIGNMENT OF SERVICE CONTRACTS

                                   EXHIBIT J
                           ASSIGNMENT OF WARRANTIES
                                   EXHIBIT K
                                 BILL OF SALE
                                FIRST AMENDMENT
                                      to
                    REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT is entered into as of this 21st day of October, 1996 by and between Roy Street Associates, a Washington general partnership, as "Seller", and JOSEF F. STANZL, an unmarried Washington resident, as "Purchaser".

                                R E C I T A L S

A. Purchaser and Seller entered into that certain Real Estate Purchase and Sale Agreement regarding the purchase and sale of certain real property described therein with an Effective Date of (the "Agreement").

B. Purchaser and Seller are desirous of amending the Agreement in accordance with the terms of this Amendment No. 1 To Real Estate Purchase and Sale Agreement.NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller hereby agree as follows.

1. Purchaser acknowledges and agrees that the Due Diligence Contingency is hereby approved, waived and satisfied. Purchaser further acknowledges and agrees that as of the date of the First Amendment, $50,000 of the Earnest Money is non-refundable to Purchaser in accordance with the provisions of Section 4.1 as amended by this First Amendment.

2.   Section 4.1 of the Agreement shall be amended to read as follows:

4.1 Deposit of Earnest Money. The Earnest Money shall be deposited in cash, via wire transfer in immediately available funds, to Escrow, on or before noon Seattle time, five (5) days after the Effective Date. Upon Purchaser's determination of satisfaction with the Due Diligence Contingency, Fifty Thousand Dollars ($50,000) of the Earnest Money shall be non-refundable to Purchaser, except in the event of Seller's breach of its obligations hereunder. The remaining One Hundred Fifty Thousand Dollars ($150,000) of the Earnest Money (and all interest accrued thereon) shall be non-refundable to Purchaser, except in the event of Seller's breach of its obligations hereunder, upon Purchaser's giving the Additional Contingency Notice to Seller in accordance with Section 5.5, as amended by this First Amendment.

     3.   There shall be added to Section 5, an additional Section 5.5.

5.5 Additional Contingency. On or before October 31, 1996, Purchaser shall determine, to its reasonable satisfaction, that Purchaser's intended buyer of other real property owned by Purchaser in connection with the tax deferred exchange contemplated by Purchaser under Section 12 has removed all contingencies to such buyer's obligation to close its purchase of Purchaser's other real property (the "Additional Contingency"). Purchaser shall issue to Seller written notice of its satisfaction with the Additional Contingency (the "Additional Contingency Notice"). If said Additional Contingency Notice is not issued by Purchaser on or before October 31, 1996, then, this Agreement shall automatically terminate and $150,000 of the Earnest Money, and all interest accrued thereon, shall be promptly returned to Purchaser; and $50,000 of the Earnest Money shall be paid to Seller.

4. Except as amended herein, the provisions of the Agreement shall be reaffirmed, reinstated and remain in full force and effect.

5. This First Amendment may be executed in counterpart, each counterpart original constituting the entirety of this First Amendment.

SELLER:

ROY STREET ASSOCIATES,
Washington general partnership
By WELLSFORD HOLLY RESIDENTIAL PROPERTIES, INC., a Maryland corporation, Its General Partner

By:/s/ Edward Lowenthal
   ----------------------
     Edward Lowenthal
Its: President

By THE QUADRANT CORPORATION,
a Washington corporation, Its General Partner

By:/s/ Wayne Ullman
   ----------------------
     Wayne Ullman
Its: Senior Vice President

PURCHASER:

/s/ Josef F. Stanzl
------------------------
JOSEF F. STANZL

                               SECOND AMENDMENT
                                      to
                    REAL ESTATE PURCHASE AND SALE AGREEMENT

                                   THIS SECOND AMENDMENT TO REAL ESTATE
PURCHASE AND SALE AGREEMENT is entered into as of this 31st day of October, 1996 by and between Roy Street Associates, a Washington general partnership, as "Seller", and JOSEF F. STANZL, an unmarried Washington resident, as "Purchaser".

                                R E C I T A L S

A. Purchaser and Seller entered into that certain Real Estate Purchase and Sale Agreement regarding the purchase and sale of certain real property described therein with an Effective Date of October 3, 1996 and First Amendment thereto dated October 21, 1996 (the "Agreement").

B. Purchaser and Seller are desirous of amending the Agreement in accordance with the terms of this Amendment No. 1 To Real Estate Purchase and Sale Agreement.

                                   NOW, THEREFORE, in consideration of the
mutual promises of the parties hereto, and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller hereby agree as follows.

                                   1.   Section 13 of the Agreement shall be
deleted in its entirety and amended to read as follows:

                                        13.  Disclosure of Litigation;
                                   Representation and Indemnity of Seller.
                                   Seller hereby advises Purchaser that as of the Effective Date, that certain King County Superior Court Cause No. 95-2-11832-1, Harold C. Holmberg and Joy L. Holmberg v. Roy Street Associates, et.al, is pending against Seller and affects the Property and that Harold C. Holmberg has made certain claims thereunder, including claims under the Settlement Agreement (the "Holmberg Claims"); and that Seller is also aware of the potential claim or complaint of Delores Kaczor (the "Kaczor Claims"). Seller shall indemnify, defend and hold Purchaser harmless from any and all cost, expense, loss or liability occurring as a result of the Holmberg Claims or Kaczor Claims.
                                   Except for the foregoing, there are no
                                   investigations, actions, suits, proceedings or claims pending or threatened against or affecting Seller, or, to the best of Seller's actual knowledge, the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

                                   2.   The Permitted Exceptions shall include
                                   that certain Settlement Agreement by and between Harold C. Holmberg and Joy L. Holmberg and Seller dated December 18, 1990 (the "Settlement Agreement"), which has been provided to Purchaser and the terms of which are acceptable to Purchaser. At Closing, Purchaser shall agree to comply with and assume the obligations of Seller under the Settlement Agreement arising after the Closing Date, including the maintenance of the permanent retaining wall described therein, subject to the indemnities and warranties provided by Seller to Purchaser under the Agreement.

                                   3.   There shall be added an additional
Section 14.11 to the Agreement which shall read as follows:

                                        14.11     Warranty of Retaining Wall.
                                   Pursuant to the provisions of the Settlement
                                   Agreement, Seller constructed a "permanent retaining wall" on the Property. Seller hereby warrants and represents to Purchaser that the permanent retaining wall was constructed in accordance with the requirements of the Settlement Agreement, free from structural defects and defects in workmanship and materials. The warranty and representation made by Seller hereunder shall survive the Closing for a period of five (5) years after the Closing Date.

                                   4.   Additional Contingency Notice.
Purchaser hereby waives and approves the Additional Contingency stated in
Section 5.5 to the Agreement, which shall constitute the Additional Contingency Notice. Purchaser further acknowledges and agrees that as of the date of the Second Amendment, $200,000 of the Earnest Money is non-refundable to Purchaser in accordance with the provisions of Section 4.1 of the Agreement.

                                   5.   Except as amended herein, the
provisions of the Agreement shall be reaffirmed, reinstated and remain in full force and effect.

                                   6.   This Second Amendment may be executed
in counterpart, each counterpart original constituting the entirety of this Second Amendment.

SELLER:        ROY STREET ASSOCIATES, a Washington general       partnership

               By: WELLSFORD HOLLY RESIDENTIAL PROPERTIES, INC.,
                    a Maryland corporation, Its General          Partner

                    By:/s/  Daniel M. Kelley
                       ----------------------------
                       Daniel M. Kelley
                         Its:President

               By: THE QUADRANT CORPORATION,
                    a Washington corporation, Its General Partner

               By: /s/ Wayne Ullman
                   --------------------------
                    Wayne Ullman, Senior Vice President/Finance

PURCHASER:          /s/ Josef F. Stanzl
                    --------------------------
                         JOSEF F. STANZL

                                THIRD AMENDMENT
                                      TO
                    REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS THIRD AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT is entered into as of this ____ day of December, 1996 by and between Roy Street Associates, a Washington general partnership, as "Seller", and JOSEF F. STANZL, an unmarried Washington resident, as "Purchaser".

     A. Purchaser and Seller entered into that certain Real Estate Purchase and Sale Agreement regarding the purchase and sale of certain real property described therein with an Effective Date of October 3, 1996 and First Amendment thereto dated October 21, 1996 and Second Amendment thereto dated October 31, 1996 (the "Agreement").

     B. Purchaser and Seller are desirous of amending the Agreement in accordance with the terms of this Third Amendment To Real Estate Purchase and Sale Agreement.

     C. Purchaser and Seller agree that the fair market value of the personal property conveyed by Seller to Purchaser, as described in Exhibit A to the Bill of Sale, is $50,000.00.

     NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt of which is hereby acknowledged, Purchaser and Seller hereby agree as follows.

     1. Section 6.6 of the Agreement shall be deleted in its entirety and amended to read as follows:

     Allocation of Purchase Price at Closing. Purchaser and Seller agree that the Purchase Price shall be allocated between Real Property and Personal Property as follows: Real Property shall constitute $9,897,000.00 of the Purchase Price and Personal Property shall constitute $50,000.00 of the Purchase Price.

     2. Except as amended herein, the provisions of the Agreement shall be reaffirmed, reinstated and remain in full force and effect.

     3. This Third Amendment may be executed in counterpart, each counterpart original constituting the entirety of this Third Amendment.


SELLER:        ROY STREET ASSOCIATES, a Washington general       partnership

               By WELLSFORD HOLLY RESIDENTIAL PROPERTIES, INC., a Maryland corporation, Its General Partner


               By:/s/ Daniel M. Kelley
                  ---------------------------
                    Daniel M. Kelley

               Its: President


               By: THE QUADRANT CORPORATION,
                    a Washington corporation, Its General Partner

               By: /s/ Wayne Ullman
                   --------------------------
                    Wayne Ullman, Senior Vice President/Finance


PURCHASER:     /s/ Josef F. Stanzl
               ------------------------
                        JOSEF F. STANZL